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                                                                    EXHIBIT 23.3

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the use of our reports dated May 7, 1999, with respect to the financial statements and schedules of Progressive System Technologies, Inc. incorporated by reference in this Registration Statement (Form S-3 No. 333-____) and related Prospectus of Asyst Technologies, Inc. for the registration of $86,250,000 of 5 3/4% Convertible Subordinated Notes Due July 3, 2008 and 5,681,819 shares of its common stock.

/s/ ERNST & YOUNG LLP

Austin, Texas
September 18, 2001


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